UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 16, 2008

Castle Brands Inc
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32849	41-2103550
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

570 Lexington Avenue, 29th Floor, New York, New York		10022
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(646) 356-0200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

On December 16, 2008, the Compensation Committee of Castle Brands Inc. ("CBI") approved the grant of restricted common stock in lieu of cash retention payments under the retention agreements dated June 15, 2008 between CBI and each of Messrs. John Glover, T. Kelley Spillane and Alfred J. Small. Messrs. Glover, Spillane and Small will receive 214,286, 214,286 and 150,000 restricted common shares, respectively. The restricted stock will vest in two equal annual installments on each anniversary of the date of grant. The grants are subject to stockholder approval of an increase in the number of shares available under CBI's 2003 Stock Incentive Plan, as amended, at the CBI stockholders meeting to be held in January 2009.

Also on December 16, 2008, the CBI Compensation Committee approved an increase in the salary of John Glover from $250,000 to $262,500 effective as of October 11, 2008, the date of his promotion to the position of Chief Operating Officer-US Operations.

On December 17, 2008, CBI entered into letter agreements with each of John Soden, senior vice president, managing director-international, and Seth B. Weinberg, senior vice president, general counsel and secretary, under which their employment will terminate effective December 31, 2008. Messrs. Soden and Weinberg will be entitled to receive the following severance benefits following their execution of a general release of CBI under the terms of their existing employment agreements: continued payment of base salary for a period of 12 months and continued receipt of benefits (including health benefits) for a period of 12 months. In addition, Mr. Soden will continue to receive a €1,300 monthly car allowance for 12 months in consideration for performing specified consulting services to CBI.

Item 1.02 Termination of a Material Definitive Agreement.

In connection with the execution of the letter agreements described in Item 1.01 hereof, the retention agreements dated as of June 15, 2008 between CBI and each of Messrs. Soden and Weinberg were terminated without any payment made thereunder.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As discussed in Item 1.01 hereof, the employment of John Soden, senior vice president, managing director-international, and Seth B. Weinberg, senior vice president, general counsel and secretary, will terminate effective as of December 31, 2008.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Castle Brands Inc

December 19, 2008	By:	/s/ Alfred J. Small

Name: Alfred J. Small
Title: Senior Vice President and Chief Financial Officer